UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2011
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-14041 (Commission File Number)	04-2882273 (I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 781-848-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 6, 2011, Haemonetics Corporation announced that Richard J. Meelia was elected to serve as Non-Executive Chairman of the Board of Directors effective as of June 3, 2011.
Mr. Meelia will receive an annual retainer equal to $250,000 and initial equity grant valued at $300,000 and split equally between restricted stock units and non-qualified stock options. His annual retainer will be pro-rated to reflect the remainder of the fiscal year ending March 31, 2012 in which director cash compensation is paid. Mr. Meelia’s equity grant consists of a grant of 2,275 restricted stock units and 8,484 non-qualified stock options with an exercise price of $65.92. These shares will vest one year from the grant date.
Item 7.01 Regulation FD Disclosure.
The company’s press release announcing the election of Mr. Meelia is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99.1: Press Release of Haemonetics Corporation dated June 6, 2011 announcing the election of Richard J. Meelia Non-Executive Chairman of the Haemonetics Board of Directors.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION (Registrant)
Date: June 7, 2011	/s/ Christopher Lindop
Christopher Lindop, Chief Financial Officer
and VP Business Development

EXHIBIT INDEX
99.1	Press Release of Haemonetics Corporation dated June 6, 2011 announcing the election of Richard J. Meelia Non-Executive Chairman of the Haemonetics Board of Directors.